UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 19, 2016
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On September 20, 2016, Stage Stores, Inc. (“us,” “our” or “registrant”) issued a news release announcing that Steven Lawrence resigned his position as Chief Merchandising Officer to pursue another opportunity. Mr. Lawrence is expected to remain with us until September 23, 2016 to assist with an orderly transition.

Item 8.01    Other Events.

As part of our succession plan, Thorsten Weber, 45, has been promoted to the position of Executive Vice President, Chief Merchandising Officer effective September 20, 2016. Mr. Weber has served as our Senior Vice President, Planning and Allocation since July 2013. Prior to joining us, Mr. Weber served as the Senior Vice President, Planning and Allocation at Kohl’s Corporation from November 2012 to July 2013. From August 2002 to October 2012, Mr. Weber held various roles of increasing responsibility in the merchandising, planning and allocation areas at JCPenney Company, Inc., including most recently as Senior Vice President, Planning and Allocation (March 2012 to October 2012) and Division Vice President, Divisional Merchandise Manager (June 2007 to February 2012). From July 1993 to July 2002, Mr. Weber held several merchandising positions at May Department Stores Co.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

99	Stage Stores, Inc. news release dated September 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: September 20, 2016	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer